UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2012

SMG INDIUM RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-54391	51-0662991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Ave., 16th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(212) 984-0635

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sale of Equity Securities

On January 5, 2012, we closed a private placement of an aggregate of 2,000,000 shares of our common stock at $3.75 per share to two accredited investors, Raging Capital Fund, L.P. and Raging Capital Fund (QP), L.P., for an aggregate purchase price of $7,500,000.  Raging Capital Management, LLC is the general partner of Raging Capital Fund, L.P. and Raging Capital Fund (QP), L.P., respectively, and collectively, the entities represent the Company’s largest shareholder(s). Such entities are affiliated and controlled by William C. Martin, our director and member of our Manager, Specialty Metals Group Advisors LLC.  The Company intends to use 85% of the gross proceeds, or approximately $6,375,000, from such transaction to purchase and stockpile the metal indium and 15% of the gross proceeds, or approximately $1,125,000, for general corporate purposes.  No underwriting discounts or commissions were paid with respect to such sales.  The sale and issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, as transaction by an issuer not involving a public offering.

On January 5, 2012, the Company issued a press release announcing the private placement sale of $7,500,000 of the Company’s common stock.  A copy of such press release is attached as Exhibit 99.1 hereto.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated January 5, 2012, announcing the private placement sale by SMG Indium Resources Ltd. of $7,500,000 of the Company’s common stock.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2012	SMG INDIUM RESOURCES LTD.

	By:	/s/ Alan C. Benjamin
Name: Alan C. Benjamin
Title: Chief Executive Officer

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